ENERGY CONVERSION DEVICES BEGINS

IMPLEMENTING SUCCESSION PLAN

Rochester Hills, Mich., March 5, 2007 — Energy Conversion Devices, Inc. (ECD Ovonics) (NASDAQ:ENER) today announced the first in a series of management moves consistent with the company’s previously announced management succession planning. At his request, Stanford R. Ovshinsky, President and Chief Scientist and Technologist, has relinquished his executive management responsibilities as the company’s President and a member of its Office of the Chairman to devote his full energy and intellect to the further development of the science and application of amorphous and disordered materials in the fields of energy and information technologies. Mr. Ovshinsky, who co-founded the company with his wife, Dr. Iris M. Ovshinsky, will remain an active member of ECD Ovonics’ Board of Directors, and contribute on strategic and technical issues as Founder and Chief Scientist and Technologist.

Mr. Ovshinsky’s office will be located at ECD Ovonics’ newly named Stan and Iris Ovshinsky Center for the Advancement of Energy and Information Technologies in Bloomfield Hills, Michigan. He will continue to serve as Chairman of the Board of ECD Ovonics’ Ovonyx, Inc. joint venture.

It is anticipated that Mr. Ovshinsky’s ongoing research and development activities will be funded, in part, through specific budget allocations by the commercial divisions of ECD Ovonics and its joint venture companies and, in part, by third-party and government funding. This change in funding strategy is part of the previously disclosed process the company is undertaking of reevaluating and realigning its research and development, and general and administrative spending to be consistent with its commitment to achieve sustainable profitability.

Mr. James R. Metzger, previously Executive Vice President and Chief Operating Officer, has been appointed to serve as Interim President and Chief Operating Officer of ECD Ovonics and will lead the development and execution of the Company’s operating plans.

Reflecting on nearly 50 years of technological progress, Mr. Ovshinsky said, “When we formed the company, Iris and I wanted to use science and technology to solve serious societal problems. It is wonderful to see the inventions developed by Iris and me at ECD Ovonics become commercially viable so that people around the world can enjoy their benefits. We’ve built a solid foundation for the next generation of leaders at ECD Ovonics.”

Chairman and CEO Robert C. Stempel said, “Stan has made an indelible mark not only on ECD Ovonics but also on science and technology generally, and we look forward to

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his continuing contributions in this new capacity. With Jim now responsible for all of our day-to-day operations, in addition to operational planning, the Board of Directors and I intend to focus on the forward strategic and succession plans as we continue our drive to commercial success and enhanced returns for shareholders.”

About ECD Ovonics:

ECD Ovonics is the leader in the synthesis of new materials and the development of advanced production technology and innovative alternative energy products and solutions. The company's portfolio of alternative energy solutions and proprietary information processing technologies features the latest advances in solar electric power generation, NiMH batteries, and fuel cell, solid hydride storage and phase-change memory technologies. ECD Ovonics designs and builds manufacturing machinery that incorporates its proprietary production processes, maintains ongoing research and development programs to continually improve its products and develops new applications for its technologies. ECD Ovonics holds the basic patents in its fields. More information on the Company is available at www.ovonic.com.

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This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD Ovonics, as of the date of this release, believes to be reasonable and appropriate. ECD Ovonics cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. The risk factors identified in the ECD Ovonics filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, could impact any forward-looking statements contained in this release.

Contacts:

Ghazaleh Koefod, Investor Relations

Dick Thompson, Media Relations

Energy Conversion Devices, Inc.

248.293.0440